UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 21, 2010
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)           Election of New Director

  On September 21, 2010, the Board of Directors of Stage Stores, Inc. (the "Company") appointed Gabrielle E. Greene to the Board, thereby increasing its membership to eight Directors. Ms. Greene, an independent Director, has been named to the Audit Committee and the Compensation Committee of the Board.

Since 2005, Ms. Greene has been a General Partner of Rustic Canyon/Fontis Partners, a later-stage private equity fund investing in high growth segments of emerging domestic markets, headquartered in Pasadena, California.  From 2002 to 2005, she was the Chief Financial Officer of Gluecode Software, Inc. headquartered in El Segundo, California.  From 2000 to 2002, Ms. Greene was the Chief Financial Officer of Crown Services Company headquartered in Fresno, California. From 1998-2000, she was a General Partner of Black Enterprise/Greenwich Street Growth Fund headquartered in New York, New York.  Ms. Greene also serves on the Board of Directors of Whole Foods Market, Inc., a NASDAQ listed company that pioneered the supermarket concept in health foods retailing.

As an independent Director, Ms. Greene will be entitled to receive the following compensation:

Item of Compensation	Amount
Annual Retainer	$40,000
Special Board Meeting Fee	$1,500
Committee Meeting Fees:
Regular	$1,000
Special	$1,000
Initial Grant	(1)
_______________________________

(1) New Directors are granted, at their election, either (a) stock options to purchase the Company's common stock, or (b) restricted shares of the Company's common stock, in either case valued at $50,000 based on a Net Present Value (the "Initial Grant"). In the case of Ms. Greene, the exercise price and the share price used in granting stock options and the share price used in granting restricted shares is equal to the closing price of the Company’s common stock on September 21, 2010 ($12.55), the date Ms. Greene was appointed to the Board. Ms. Greene elected to take the Initial Grant in the form of 4,086 restricted shares, which will vest 25% per year over four years from the date of grant.

On September 24, 2010, the Company issued a News Release announcing that Ms. Greene had been appointed to the Company's Board of Directors. A copy of the News Release is attached to this Form 8-K as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	News Release issued by Stage Stores, Inc. on September 24, 2010 announcing that Gabrielle E. Greene had been appointed to the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

September 27, 2010	/s/ Edward J. Record
(Date)	Edward J. Record
Chief Financial Officer and
Chief Operating Officer